Exhibit 107

Calculation of Filing Fee Table

FORM F-3

(Form Type)

Stevanato Group S.p.A.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary shares without par value	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Debt	Debt securities	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Warrants	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Units	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					—		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1)

An indeterminate aggregate initial offering price or principal amount or number of securities is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In addition, securities registered hereunder may be sold either separately or as units comprised of one or more types of securities registered hereunder. This registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. An unspecified amount of these securities is also being registered as may from time to time be offered hereunder by selling security holders at indeterminate prices.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee. Any subsequent registration fees will be paid on a pay-as-you-go basis based on the fee rate in effect on the date of such fee payment.